EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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   Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


   Date: January 23, 1996

                         THE TRAVELERS INDEMNITY COMPANY



                         By: /s/ Charles J. Gallo, Jr.
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                            Name:  Charles J. Gallo, Jr.
                            Title: Assistant Controller


                         THE TRAVELERS INSURANCE GROUP, INC.



                         By: /s/ Charles J. Gallo, Jr.
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                            Name:  Charles J. Gallo, Jr.
                            Title: Assistant Controller


                         PFS Services, Inc.

                         By: /s/ Mary Barnes Jenkins
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                            Name:  Mary Barnes Jenkins
                            Title: Assistant Secretary




                         ASSOCIATED MADISON COMPANIES, INC.



                         By: /s/ Charles J. Gallo, Jr.
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                            Name:  Charles J. Gallo, Jr.
                            Title: Vice President and Controller


                         TRAVELERS GROUP INC.



                         By: /s/ Charles J. Gallo, Jr.
                            --------------------------------------------
                            Name:  Charles J. Gallo, Jr.
                            Title: Assistant Controller